Exhibit (h)(6)(f)

ALPINE INCOME TRUST

FORM OF
ADMINISTRATION AGREEMENT
AMENDMENT NO. 1

          THIS AMENDMENT dated as of December ____, 2010, to the Administration Agreement, dated as of November 18, 2010 (the “Agreement”), is entered into by and among each management investment company identified on Schedule A (each a “Trust”), and State Street and Trust Company, a Massachusetts trust company (the “Administrator”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, each Trust desires to amend the Agreement to add Alpine Global Consumer Growth Fund, a series of Alpine Equity Trust; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, each Trust and the Administrator agree as follows:

          Schedule A of the Agreement is hereby superseded and replaced with Schedule A attached hereto.

          Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE ENTITIES SET FORTH ON SCHEDULE A HERETO		STATE STREET AND TRUST COMPANY

By:		By:

Name:	Samuel A. Lieber	Name:
Title:	President	Title:

ADMINISTRATION AGREEMENT

SCHEDULE A
Listing of Fund(s) and Classes of Shares

Fund	Classes of Shares

Open End Funds:

Alpine Equity Trust
Alpine International Real Estate Equity Fund
Alpine Realty Income and Growth Fund
Alpine Cyclical Advantage Property Fund
Alpine Emerging Markets Real Estate Fund
Alpine Global Infrastructure Fund
Alpine Global Consumer Growth Fund

Alpine Series Trust
Alpine Dynamic Dividend Fund
Alpine Accelerating Dividend Fund
Alpine Dynamic Financial Services Fund
Alpine Dynamic Innovators Fund
Alpine Dynamic Transformations Fund
Alpine Dynamic Balance Fund

Alpine Income Trust Alpine Ultra Short Tax Optimized Income Fund Alpine Municipal Money Market Fund	Investor Class; Adviser Class Investor Class

Closed End Funds:

Alpine Global Dynamic Dividend Fund Alpine Total Dynamic Dividend Fund Alpine Global Premier Properties Fund